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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     The calculation of the Registrant's primary and fully diluted earnings per share required by Item 601(b)(11) of Regulation S-K is presented below (dollars in thousands, except per share data):

                                                                   YEAR ENDED DECEMBER 31
                                                                -----------------------------
                                                                 1996       1995       1994
                                                                 ----       ----       ----
PRIMARY
  Net income................................................    $14,838    $13,294    $12,417
                                                                =======    =======    =======
  Average common shares outstanding.........................      7,932      7,937      7,901
  Common stock equivalents -- net effect of the assumed
     exercise of stock options -- based on the treasury
     stock method using average market price................        393        372        384
                                                                -------    -------    -------
     Average primary shares outstanding.....................      8,325      8,309      8,285
                                                                =======    =======    =======
     Primary earnings per share.............................      $1.78      $1.60      $1.50
                                                                =======    =======    =======
FULLY DILUTED
  Net income................................................    $14,838    $13,294    $12,417
                                                                =======    =======    =======
  Average common shares outstanding.........................      7,932      7,937      7,901
  Common stock equivalents -- net effect of the assumed
     exercise of stock options -- based on the treasury
     stock method using average market price or year-end
     market price, whichever was higher.....................        406        393        387
                                                                -------    -------    -------
     Average fully diluted shares outstanding...............      8,338      8,330      8,288
                                                                =======    =======    =======
     Fully diluted earnings per share.......................      $1.78      $1.60      $1.50
                                                                =======    =======    =======